UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025 (February 25, 2025)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2060 2055
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2024 Annual Incentive Plan
On February 25, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Altisource Portfolio Solutions S.A. (the “Company”) approved incentive compensation awards for executive officers listed in the table below (collectively, the “NEOs”) pursuant to the Company’s 2024 Annual Incentive Plan (the “2024 AIP”), which was adopted by the Board on December 19, 2023.
The 2024 AIP established the following target bonus amounts for the NEOs:

Name	Target Annual Incentive Compensation
William B. Shepro	$1,425,530
Michelle D. Esterman	$300,000
Gregory J. Ritts	$246,000
The table below sets forth the established performance metrics for the 2024 AIP and the percentage each such metric contributed to each NEO’s bonus:

Name	Consolidated Service Revenue Budget Objective	Consolidated Adjusted EBITDA Budget Objective	Support Function Budget Objective
William B. Shepro	5%	95%	—
Michelle D. Esterman	5%	85%	10%
Gregory J. Ritts	5%	85%	10%
Each of the Consolidated Service Revenue Budget Objective and Consolidated Adjusted EBITDA Budget Objective were partially achieved (approximately 84% and 87% respectively). Ms. Esterman and Mr. Ritts each out-performed their respective Support Function Budget Objectives. The Committee determined the levels of achievement for the NEOs under the 2024 AIP scorecard, as summarized below:

Name	Target Annual Incentive Compensation	% Achievement on Scorecard	Earned Based on Scorecard
William B. Shepro	$1,425,530	60.4%	$861,475
Michelle D. Esterman	$300,000	70.6%	$211,663
Gregory J. Ritts	$246,000	67.2%	$165,210
The Committee exercised its discretion to pay the entire 2024 annual incentive compensation in Restricted Stock Units (“RSUs”) rather than a mix of cash and RSUs. Historically, the cash portion was paid immediately. Under this structure:
–60% of the RSUs vest on the first anniversary of the grant date.
–The remaining 40% of the RSUs vest equally on the first and second anniversaries of the grant date.
–Vesting is subject to continued employment.
Based upon the achievement for the 2024 AIP of 82.7%, the resulting incentive compensation available for participants (the “Bonus Pool”) in the 2024 AIP would normally be established at $4.742 million. However, The Committee exercised its discretion to establish the total number of RSUs available for distribution at 1.827 million, representing approximately 2.1% of the Company’s outstanding shares as of February 25, 2025. The resulting value of the Bonus Pool was $1,297,170, based on a per-share price of $0.71 (the average of the high and low trading price of the Company’s common stock on the grant date).
Individual awards for our NEOs were determined based on (i) performance on the scorecard metrices, (ii) available Bonus Pool and (iii) certain voluntary and discretionary reallocations made at the request of the Chief Executive Officer as discussed below.

The table below summarizes the equity award received by the NEOs as an annual incentive as of the February 25, 2025 grant date, based on a per share price of $0.71 (the average of the high and low trading price on that date):

Name	# RSUs Granted	Effective Value	Percentage Earnings (of Target)
William B. Shepro	100,000	$71,000	5.0%
Michelle D. Esterman	180,479	$128,140	42.7%
Gregory J. Ritts	157,330	$111,704	45.4%
Under the Committee approved level of achievement, Mr. Shepro earned 429,303 RSUs. However, based upon Mr. Shepro’s recommendation, the Committee agreed to reduce and reallocate 329,303 of Mr. Shepro’s earned RSUs (representing 76.7% of his total earned RSUs) to other Altisource employees without increasing the total number of Committee approved RSUs granted. As part of Mr. Shepro’s voluntary RSU reduction and reallocation, Ms. Esterman and Mr. Ritts each received an additional 75,000 RSUs in recognition of their extraordinary contribution to the successful execution of the Company's term loan exchange, amendment, and maturity extension transactions that closed on February 19, 2025.
2025 Annual Incentive Plan
On February 25, 2025, the Committee also adopted the 2025 Annual Incentive Plan (the “2025 AIP”). The performance metrics for the 2025 AIP and the percentage each such metric contributes to each NEO’s bonus are as follows:

Name	Consolidated Adjusted EBITDA Budget Objective	Strategic Objectives	Support Function Budget Objective
William B. Shepro	80.0%	20%	—
Michelle D. Esterman	72.5%	20%	7.5%
Gregory J. Ritts	72.5%	20%	7.5%
The 2025 strategic objectives include execution against the Company’s long-term strategy, employee engagement, compliance and governance initiatives. The Committee will evaluate results against these strategic objectives to determine the level of achievement and payout percentage.
The annual incentives for the NEOs are subject to adjustment based on a variable Bonus Pool, with the size of the Bonus Pool being subject to change by an amount equal to 25% of any increase or decrease in Adjusted EBITDA calculated based on: (1) service revenue differences from budget multiplied by the budgeted Adjusted EBITDA margin multiplied by 6.25% and (2) differences from the Consolidated Adjusted EBITDA Budget Objective multiplied by 18.75%. The Compensation Committee has the discretion to further adjust the Bonus Pool upward or downward. Achievement of less than 50% of the Consolidated Adjusted EBITDA Budget Objective will result in an achievement level of 0% for that metric, and the maximum achievement level for the Consolidated Adjusted EBITDA Budget Objective is 200%. The level of achievement for Support Function Budget Objective can range from 50% to 200% of target, with achievement greater than 100% subject to the discretion of the Chief Executive Officer and, for Section 16 officers, the Committee.
The 2025 AIP establishes the following target bonus amounts for the NEOs:

Name	Target Annual Incentive Compensation
William B. Shepro	$1,425,530
Michelle D. Esterman	$300,000
Gregory J. Ritts	$246,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2025

Altisource Portfolio Solutions S.A.

By:	/s/
Name:	Michelle D. Esterman
Title:	Chief Financial Officer